Exhibit 32.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Great Plains Energy Incorporated (the "Company") for the annual period ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Terry Bassham, as Chairman, President and Chief Executive Officer of the Company, and Kevin E. Bryant, as Senior Vice President - Finance and Strategy and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Terry Bassham
Name: Title:	Terry Bassham Chairman, President and Chief Executive Officer
Date:	February 23, 2017

/s/Kevin E. Bryant
Name: Title:	Kevin E. Bryant Senior Vice President - Finance and Strategy and Chief Financial Officer
Date:	February 23, 2017